Exhibit 5.0


                            Robert N. Wilkinson
                             ATTORNEY A T LAW
                       GATEWAY TOWER EAST SUITE 900
                           10 EAST SOUTH TEMPLE
                        SALT LAKE CITY. UTAH 84133
                           TEL. (801 ) 530-7370
                             FAX(801)364-9127
October 3, 1996

Securities and Exchange
Commission
450 Fifth Street,
N.W.

Washington, DC 20549

Re: Registration and Issuance of Worldwide Forest Products, Inc.,
Common Stock

Gentlemen:

    I have acted as counsel to Worldwide Forest Products, Inc. (the "Company") in providing this opinion with respect to the issuance of Seven Hundred
Thousand shares (700,000) of the Company's common stock and potentially an additional Seventy Thousand (70,000) over-allotment shares (the "Shares") pursuant to the terms and conditions of the Company's Registration Statement on Form SB-2 (the "Registration Statement").

   In connection with this representation, I have examined the original, or copies identified to my satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to my opinion contained in this letter. I have also relied as to certain matters of fact upon representations made to me by officers and agents of the Company. Based upon and in reliance on the foregoing, it is my opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Colorado.

     2. The Shares will be, when issued in accordance with the Company's
Registration Statement and the related Prospectus, to the extent representing previously unissued shares, duly and validly issued and fully paid and non-assessable under the Colorado Corporation Code; and the shareholders of the Company have no preemptive rights to acquire additional shares of the
Company's common stock in respect to the Shares.

Sincerely yours,

/s/ Robert N.Wilkinson

Robert N. Wilkinson


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